EXHIBIT 99.1

Zoetis Announces Third Quarter 2018 Results

•	Reports Revenue of $1.5 Billion, Growing 10%, and Net Income of $347 Million, or $0.71 per Diluted Share, Growing 16%, on a Reported Basis for Third Quarter 2018

•	Reports Adjusted Net Income of $403 Million, or Adjusted Diluted EPS of $0.83, for Third Quarter 2018

•	Delivers 12% Operational Growth in Revenue and 32% Operational Growth in Adjusted Net Income for Third Quarter 2018

•	Updates Full Year 2018 Revenue Guidance to $5.750 - $5.800 Billion and Diluted EPS of $2.81 - $2.90 on a Reported Basis, or $3.08 - $3.13 on an Adjusted Basis

PARSIPPANY, N.J. - Nov. 1, 2018 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the third quarter of 2018 and updated its guidance for full year 2018.

The company reported revenue of $1.5 billion for the third quarter of 2018, an increase of 10% compared with the third quarter of 2017. Net income for the third quarter of 2018 was $347 million, or $0.71 per diluted share, an increase of 16% on a reported basis.

Adjusted net income1 for the third quarter of 2018 was $403 million, or $0.83 per diluted share, an increase of 25% and 28%, respectively, on a reported basis. Adjusted net income for the third quarter of 2018 excludes the net impact of $56 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational2 basis, revenue for the third quarter of 2018 increased 12%, excluding the impact of foreign currency. Adjusted net income for the third quarter of 2018 increased 32% operationally, excluding the impact of foreign currency.

EXECUTIVE COMMENTARY
“Zoetis continued delivering strong results in the third quarter, with 12% operational growth in revenue and 32% operational growth in adjusted net income,” said Juan Ramón Alaix, Chief Executive Officer of Zoetis. “Our companion animal products performed well, primarily based on our key dermatology brands, new parasiticides and the addition of the Abaxis diagnostics portfolio. Meanwhile, in livestock products, our swine, poultry and fish portfolios each delivered double-digit growth, with more modest growth in our cattle business. Our diverse portfolio provided us with steady performance across

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markets, species and therapeutic areas, and we continue to invest internally and externally to support future growth.”

“We are confident in our improved guidance as we complete 2018, and we expect to continue fulfilling our shareholder value proposition - growing revenue in line with or faster than the market, and growing adjusted net income faster than revenue - in the coming years,” said Alaix.

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two regional segments: the United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for livestock and companion animals tailored to local trends and customer needs. In the third quarter of 2018:

•
Revenue in the U.S. segment was $757 million, an increase of 11% compared with the third quarter of 2017. Sales of companion animal products grew 20% driven primarily by our key dermatology brands, new products including Simparica®, and the acquisition of Abaxis. Growth in companion animal products was partially offset by lower sales of certain in-line products due to anticipated competition. Sales of livestock products grew 1%, with growth in poultry and swine largely offset by cattle. Our poultry business grew as a result of increased sales of alternatives to antibiotic medicated feed additives, while growth in our swine business was the result of both promotional efforts and increased customer adoption of our recently launched Fostera® Gold PCV MH vaccine. Sales of cattle products declined due to resumption of supply of a competitor vaccine, as well as unfavorable market conditions in dairy.

•
Revenue in the International segment was $709 million, an increase of 8% on a reported basis and 12% operationally compared with the third quarter of 2017. Sales of companion animal products grew 16% on a reported basis and 18% on an operational basis. Growth resulted primarily from increased sales across multiple markets for our key dermatology brands, new parasiticides (Simparica for dogs and Stronghold® Plus for cats), and the acquisition of Abaxis. Sales of livestock products grew 5% on a reported basis and 10% operationally, with each of our core species making a significant contribution to growth. For swine, growth was largely driven by the recently launched Suvaxyn® Circo+MH and PRRS vaccines in Europe, the timing of customer purchases in China, as well as strong demand for our products in other emerging markets. Growth of cattle products was primarily driven by Brazil due to a recovery from the effects of the national trucking industry strike in the prior quarter, increased local consumption of beef, and increased exports. Poultry growth was largely the result of solid performance in emerging markets. Our fish business grew on the strength of our vaccine portfolio in Norway and the UK, as well as increased customer adoption of our Alpha Ject LiVac® SRS vaccine in Chile.

Zoetis continues to drive demand and strengthen its diverse portfolio through product lifecycle innovations, as well as expansion of key products into new geographies. Since our last quarterly earnings announcement:

•	Zoetis received approval in the U.S. for an additional indication for Cytopoint®. This novel monoclonal antibody (mAb) therapy for dogs is now approved to treat allergic dermatitis in

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addition to atopic dermatitis. Cytopoint is also approved in the European Union and several other international markets.

•
The company enhanced its portfolio of equine vaccines with the introduction of Core EQ Innovator™ in the U.S., the first and only vaccine for horses to contain all five core equine disease antigens - West Nile, Eastern and Western Equine encephalomyelitis, tetanus and rabies - in one combination.

•
Strengthening its portfolio in the Asia-Pacific region, Zoetis gained approvals for several key products. Draxxin® 25 (tulathromycin), an injectable solution to help fight swine respiratory disease in nursery pigs, and Vanguard® Plus 5, a vaccine to help protect dogs from five serious viruses, were both approved in Japan. Excenel® RTU EZ (ceftiofur hydrochloride), an anti-infective that treats respiratory diseases in cattle, was approved in Australia, and Poulvac® E.coli, the only commercially available modified-live E. coli vaccine for chickens, was approved in Taiwan.

FINANCIAL GUIDANCE

Zoetis is updating its full year 2018 guidance, which includes:

•	Revenue between $5.750 billion to $5.800 billion

•	Reported diluted EPS between $2.81 to $2.90

•	Adjusted diluted EPS between $3.08 to $3.13

This guidance reflects foreign exchange rates as of mid-October and includes the partial year impact of Abaxis, based on preliminary estimates for certain significant items and purchase accounting adjustments. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review third quarter 2018 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on Nov. 1, 2018.

About Zoetis
Zoetis is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers,

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develops, manufactures and markets medicines, vaccines, and diagnostic products, which are complemented by biodevices, genetic tests and a range of services. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2017, the company generated annual revenue of $5.3 billion with approximately 9,000 employees. For more information, visit www.zoetis.com.

1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

2 Operational revenue growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

DISCLOSURE NOTICES

Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, future guidance, future operating models, expectations regarding products, expectations regarding the performance of acquired companies and our ability to integrate new businesses, expectations regarding the financial impact of acquisitions, future use of cash and dividend payments, tax rate and tax regimes, changes in the tax regimes and laws in other jurisdictions, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

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Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter @zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contact:
Elinore White	Steve Frank
1-973-443-2835 (o)	1-973-822-7141 (o)
elinore.y.white@zoetis.com	steve.frank@zoetis.com

Kristen Seely	Marissa Patel
1-973-443-2777 (o)	1-973-443-2996 (o)
kristen.seely@zoetis.com	marissa.patel@zoetis.com

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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Third Quarter			Nine Months
	2018	2017	% Change	2018	2017	% Change
Revenue	$1,480	$1,347	10	$4,261	$3,847	11
Costs and expenses:
Cost of sales(b)	473	435	9	1,367	1,318	4
Selling, general and administrative expenses(b)	367	328	12	1,064	973	9
Research and development expenses(b)	108	96	13	307	272	13
Amortization of intangible assets(c)	32	23	39	78	68	15
Restructuring charges/(reversals) and certain acquisition-related costs	47	8	*	54	7	*
Interest expense	54	43	26	147	125	18
Other (income)/deductions–net	(19)	1	*	(28)	(11)	*
Income before provision for taxes on income	418	413	1	1,272	1,095	16
Provision for taxes on income	71	117	(39)	193	313	(38)
Net income before allocation to noncontrolling interests	347	296	17	1,079	782	38
Less: Net (loss)/income attributable to noncontrolling interests	—	(2)	(100)	(4)	(1)	*
Net income attributable to Zoetis	$347	$298	16	$1,083	$783	38

Earnings per share—basic	$0.72	$0.61	18	$2.24	$1.60	40

Earnings per share—diluted	$0.71	$0.61	16	$2.22	$1.59	40

Weighted-average shares used to calculate earnings per share
Basic	482.0	489.1		483.9	490.8
Diluted	485.8	492.4		487.7	493.9

* Calculation not meaningful.

(a)
The condensed consolidated statements of income present the three and nine months ended September 30, 2018 and October 1, 2017. Subsidiaries operating outside the United States are included for the three and nine months ended August 31, 2018 and August 27, 2017.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to finite-lived acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter ended September 30, 2018
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$473	$(9)	$—	$(1)	$463
Gross profit	1,007	9	—	1	1,017
Selling, general and administrative expenses(c)	367	(11)	—	—	356
Amortization of intangible assets(d)	32	(29)	—	—	3
Restructuring charges/(reversals) and certain acquisition-related costs	47	—	(40)	(7)	—
Other (income)/deductions–net	(19)	—	—	16	(3)
Income before provision for taxes on income	418	49	40	(8)	499
Provision for taxes on income	71	12	9	4	96
Net income attributable to Zoetis	347	37	31	(12)	403
Earnings per common share attributable to Zoetis–diluted	0.71	0.08	0.06	(0.02)	0.83

	Quarter ended October 1, 2017
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$435	$(2)	$—	$(1)	$432
Gross profit	912	2	—	1	915
Selling, general and administrative expenses(c)	328	(1)	—	—	327
Research and development expenses(c)	96	(1)	—	—	95
Amortization of intangible assets(d)	23	(19)	—	—	4
Restructuring charges/(reversals) and certain acquisition-related costs	8	—	(6)	(2)	—
Other (income)/deductions–net	1	—	—	(4)	(3)
Income before provision for taxes on income	413	23	6	7	449
Provision for taxes on income	117	7	2	3	129
Net income attributable to Zoetis	298	16	4	4	322
Earnings per common share attributable to Zoetis–diluted	0.61	0.02	0.01	0.01	0.65

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Nine months ended September 30, 2018
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$1,367	$(13)	$—	$(4)	$1,350
Gross profit	2,894	13	—	4	2,911
Selling, general and administrative expenses(c)	1,064	(14)	—	(1)	1,049
Research and development expenses(c)	307	(1)	—	—	306
Amortization of intangible assets(d)	78	(67)	—	—	11
Restructuring charges/(reversals) and certain acquisition-related costs	54	—	(41)	(13)	—
Other (income)/deductions–net	(28)	—	—	16	(12)
Income before provision for taxes on income	1,272	95	41	2	1,410
Provision for taxes on income	193	27	9	42	271
Net income attributable to Zoetis	1,083	68	32	(40)	1,143
Earnings per common share attributable to Zoetis–diluted	2.22	0.14	0.06	(0.08)	2.34

	Nine months ended October 1, 2017
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$1,318	$(5)	$—	$(6)	$1,307
Gross profit	2,529	5	—	6	2,540
Selling, general and administrative expenses(c)	973	(4)	—	(3)	966
Research and development expenses(c)	272	(2)	—	—	270
Amortization of intangible assets(d)	68	(55)	—	—	13
Restructuring charges/(reversals) and certain acquisition-related costs	7	—	(8)	1	—
Other (income)/deductions–net	(11)	—	—	(2)	(13)
Income before provision for taxes on income	1,095	66	8	10	1,179
Provision for taxes on income	313	16	3	4	336
Net income attributable to Zoetis	783	50	5	6	844
Earnings per common share attributable to Zoetis–diluted	1.59	0.10	0.01	0.01	1.71

(a)
The condensed consolidated statements of income present the three and nine months ended September 30, 2018 and October 1, 2017. Subsidiaries operating outside the United States are included for the three and nine months ended August 31, 2018 and August 27, 2017.

(b)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

(c)	Exclusive of amortization of intangible assets, except as discussed in footnote (d) below.

(d)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to finite-lived acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)	Acquisition-related costs include the following:

	Third Quarter		Nine Months
	2018	2017	2018	2017
Transaction costs(a)	$21	$—	$21	$—
Integration costs(b)	9	2	10	4
Restructuring charges(c)	10	4	10	4
Total acquisition-related costs—pre-tax	40	6	41	8
Income taxes(d)	9	2	9	3
Total acquisition-related costs—net of tax	$31	$4	$32	$5

(a)
Transaction costs represent external costs directly related to acquiring businesses and primarily include expenditures for banking, legal, accounting and other similar services. Included in Restructuring charges/(reversals) and certain acquisition-related costs.

(b)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges/(reversals) and certain acquisition-related costs.

(c)
Represents employee termination costs related to the acquisition of Abaxis in the third quarter of 2018 and the acquisition of an Irish biologic therapeutics company in the third quarter of 2017, included in Restructuring charges/(reversals) and certain acquisition-related costs.

(d)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the three and nine months ended September 30, 2018, also includes a tax charge related to the non-deductibility of certain costs associated with the acquisition of Abaxis.

Certain amounts may reflect rounding adjustments.

(2)	Certain significant items include the following:

	Third Quarter		Nine Months
	2018	2017	2018	2017
Operational efficiency initiative(a)	$(1)	$(1)	$—	$4
Supply network strategy(a)	3	8	8	7
Other restructuring charges and cost-reduction/productivity initiatives(b)	8	—	11	—
Other(c)	(18)	—	(17)	(1)
Total certain significant items—pre-tax	(8)	7	2	10
Income taxes(d)	4	3	42	4
Total certain significant items—net of tax	$(12)	$4	$(40)	$6

(a)
Represents consulting fees and product transfer costs, included in Cost of sales, employee termination costs and exit costs, included in Restructuring charges/(reversals) and certain acquisition-related costs, and net (gains)/losses on sales of certain manufacturing sites and products, included in Other (income)/deductions—net, related to cost-reduction and productivity initiatives.

(b)
For the three and nine months ended September 30, 2018, represents employee termination costs in Europe as a result of initiatives to better align our organizational structure, included in Restructuring charges/(reversals) and certain acquisition-related costs.

(c)	For the three and nine months ended September 30, 2018, primarily represents a net gain related to the relocation of a manufacturing site in China, included in Other (income)/deductions—net.
For the nine months ended October 1, 2017, primarily represents costs associated with changes to our operating model, included in Cost of sales and Selling, general and administrative expenses, offset by income related to an insurance recovery from commercial settlements in Mexico recorded in 2014 and 2016, included in Other (income)/deductions—net.

(d)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the three and nine months ended September 30, 2018, also includes a net tax benefit related to a measurement-period adjustment to the provisional one-time mandatory deemed repatriation tax on the company's undistributed non-U.S. earnings, pursuant to the Tax Cuts and Jobs Act enacted on December 22, 2017.

For the nine months ended October 1, 2017, also includes a net tax charge related to the remeasurement of the company's deferred tax assets and liabilities, using the rates expected to be in place at the time of the reversal.
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2018	2017	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$463	$432	7%	1%	6%
as a percent of revenue	31.3%	32.1%	NA	NA	NA
Adjusted SG&A expenses	356	327	9%	(1)%	10%
Adjusted R&D expenses	108	95	14%	1%	13%
Adjusted net income attributable to Zoetis	403	322	25%	(7)%	32%

	Nine Months		% Change
	2018	2017	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$1,350	$1,307	3%	1%	2%
as a percent of revenue	31.7%	34.0%	NA	NA	NA
Adjusted SG&A expenses	1,049	966	9%	2%	7%
Adjusted R&D expenses	306	270	13%	1%	12%
Adjusted net income attributable to Zoetis	1,143	844	35%	1%	34%

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income attributable to Zoetis (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Operations and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2018 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2018
Revenue	$5,750 to $5,800
Operational growth(a)	8% to 9%
Organic operational growth(b)	6% to 7%
Adjusted cost of sales as a percentage of revenue(c)	Approximately 32%
Adjusted SG&A expenses(c)	$1,425 to $1,450
Adjusted R&D expenses(c)	$420 to $430
Adjusted interest expense and other (income)/deductions(c)	Approximately $200
Effective tax rate on adjusted income(c)	Approximately 19%
Adjusted diluted EPS(c)	$3.08 to $3.13
Adjusted net income(c)	$1,500 to $1,525
Operational growth(a)(d)	27% to 30%
Certain significant items and acquisition-related costs(e)	$35 to $45

This guidance reflects the inclusion of Abaxis results for the last 5 months of the year in the U.S. Canada and Latin America, and 4 months in all other international markets. Amounts related to Abaxis purchase accounting are subject to final valuation.
The guidance reflects foreign exchange rates as of mid-October 2018.
Reconciliations of 2018 reported guidance to 2018 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(d)	Purchase accounting	Adjusted(c)

Cost of sales as a percentage of revenue	~ 33%	~ (0.2%)	~ (0.5%)	~ 32%
SG&A expenses	$1,455 to $1,490		($30) to $(40)	$1,425 to $1,450
R&D expenses	$422 to $432		$(2)	$420 to $430
Interest expense and other (income)/deductions	~ $142	~ $59		~ $200
Effective tax rate	~ 16%	~ 2%	~ 1%	~ 19%
Diluted EPS	$2.81 to $2.90	$(0.02) to $0.00	$0.25 to $0.27	$3.08 to $3.13
Net income attributable to Zoetis	$1,370 to $1,415	$(10) to $0	$120 to $130	$1,500 to $1,525

(a)	Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.

(b)	Organic operational growth (a non-GAAP financial measure) excludes the impact of the acquisition of Abaxis as well as foreign exchange.

(c)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted interest expense and other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(d)
We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

(e)
Primarily includes certain nonrecurring costs related to the acquisition of Abaxis, net gains/losses on sales of assets, and restructuring and other charges for the supply network strategy. The actual impact of the acquisition of Abaxis on our financial results could differ materially from these estimates.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2018	2017	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$778	$754	3%	(3)%	6%
Companion Animal	688	580	19%	—%	19%
Contract Manufacturing & Human Health Diagnostics	14	13	8%	(3)%	11%
Total Revenue	$1,480	$1,347	10%	(2)%	12%

U.S.
Livestock	$322	$319	1%	—%	1%
Companion Animal	435	361	20%	—%	20%
Total U.S. Revenue	$757	$680	11%	—%	11%

International
Livestock	$456	$435	5%	(5)%	10%
Companion Animal	253	219	16%	(2)%	18%
Total International Revenue	$709	$654	8%	(4)%	12%

Livestock:
Cattle	$417	$424	(2)%	(4)%	2%
Swine	160	147	9%	(1)%	10%
Poultry	130	119	9%	(3)%	12%
Fish	46	39	18%	(3)%	21%
Other	25	25	—%	(4)%	4%
Total Livestock Revenue	$778	$754	3%	(3)%	6%

Companion Animal:
Dogs and Cats	$653	$546	20%	(1)%	21%
Horses	35	34	3%	1%	2%
Total Companion Animal Revenue	$688	$580	19%	—%	19%

(a)	For a description of each segment, see Note 18A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2017.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Nine Months		% Change
	2018	2017	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$2,282	$2,146	6%	1%	5%
Companion Animal	1,949	1,665	17%	2%	15%
Contract Manufacturing & Human Health Diagnostics	30	36	(17)%	1%	(18)%
Total Revenue	$4,261	$3,847	11%	2%	9%

U.S.
Livestock	$885	$870	2%	—%	2%
Companion Animal	1,183	1,038	14%	—%	14%
Total U.S. Revenue	$2,068	$1,908	8%	—%	8%

International
Livestock	$1,397	$1,276	9%	1%	8%
Companion Animal	766	627	22%	4%	18%
Total International Revenue	$2,163	$1,903	14%	3%	11%

Livestock:
Cattle	$1,229	$1,192	3%	—%	3%
Swine	500	455	10%	3%	7%
Poultry	395	357	11%	1%	10%
Fish	92	79	16%	3%	13%
Other	66	63	5%	2%	3%
Total Livestock Revenue	$2,282	$2,146	6%	1%	5%

Companion Animal:
Dogs and Cats	$1,832	$1,561	17%	1%	16%
Horses	117	104	13%	4%	9%
Total Companion Animal Revenue	$1,949	$1,665	17%	2%	15%

(a)	For a description of each segment, see Note 18A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2017.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2018	2017	Total	Foreign Exchange	Operational(a)
Total International	$709	$654	8%	(4)%	12%
Australia	53	51	4%	(5)%	9%
Brazil	72	66	9%	(22)%	31%
Canada	42	40	5%	(5)%	10%
China	46	40	15%	—%	15%
France	29	30	(3)%	2%	(5)%
Germany	36	35	3%	2%	1%
Italy	27	22	23%	6%	17%
Japan	34	31	10%	1%	9%
Mexico	24	21	14%	(4)%	18%
Spain	28	24	17%	1%	16%
United Kingdom	47	36	31%	1%	30%
Other developed markets	98	96	2%	—%	2%
Other emerging markets	173	162	7%	(6)%	13%

	Nine Months		% Change
	2018	2017	Total	Foreign Exchange	Operational(a)
Total International	$2,163	$1,903	14%	3%	11%
Australia	152	134	13%	—%	13%
Brazil	210	205	2%	(10)%	12%
Canada	138	123	12%	3%	9%
China	170	137	24%	7%	17%
France	92	85	8%	9%	(1)%
Germany	112	96	17%	10%	7%
Italy	80	65	23%	11%	12%
Japan	114	101	13%	3%	10%
Mexico	74	60	23%	2%	21%
Spain	83	67	24%	10%	14%
United Kingdom	135	105	29%	9%	20%
Other developed markets	266	240	11%	5%	6%
Other emerging markets	537	485	11%	—%	11%

(a)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

14 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Third Quarter		% Change
	2018	2017	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$757	$680	11%	—%	11%
Cost of Sales	151	141	7%	—%	7%
Gross Profit	606	539	12%	—%	12%
Gross Margin	80.1%	79.3%
Operating Expenses	116	103	13%	—%	13%
Other (income)/deductions	—	—	—%	—%	—%
U.S. Earnings	$490	$436	12%	—%	12%

International:
Revenue	$709	$654	8%	(4)%	12%
Cost of Sales	226	213	6%	(3)%	9%
Gross Profit	483	441	10%	(4)%	14%
Gross Margin	68.1%	67.4%
Operating Expenses	131	132	(1)%	(4)%	3%
Other (income)/deductions	(1)	—	*	*	*
International Earnings	$353	$309	14%	(5)%	19%

Total Reportable Segments	$843	$745	13%	(2)%	15%

Other business activities(c)	(84)	(77)	9%
Reconciling Items:
Corporate(d)	(178)	(143)	24%
Purchase accounting adjustments(e)	(49)	(23)	—%
Acquisition-related costs(f)	(40)	(6)	—%
Certain significant items(g)	8	(7)	—%
Other unallocated(h)	(82)	(76)	8%
Total Earnings(i)	$418	$413	1%
* Calculation not meaningful.

(a)	For a description of each segment, see Note 18A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2017.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)
Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health diagnostics business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs includes costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.

(i)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Nine Months		% Change
	2018	2017	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$2,068	$1,908	8%	—%	8%
Cost of Sales	431	412	5%	—%	5%
Gross Profit	1,637	1,496	9%	—%	9%
Gross Margin	79.2%	78.4%
Operating Expenses	328	312	5%	—%	5%
Other (income)/deductions	—	—	—%	—%	—%
U.S. Earnings	$1,309	$1,184	11%	—%	11%

International:
Revenue	$2,163	$1,903	14%	3%	11%
Cost of Sales	689	645	7%	2%	5%
Gross Profit	1,474	1,258	17%	3%	14%
Gross Margin	68.1%	66.1%
Operating Expenses	411	372	10%	2%	8%
Other (income)/deductions	2	(1)	*	*	*
International Earnings	$1,061	$887	20%	3%	17%

Total Reportable Segments	$2,370	$2,071	14%	1%	13%

Other business activities(c)	(247)	(224)	10%
Reconciling Items:
Corporate(d)	(470)	(437)	8%
Purchase accounting adjustments(e)	(95)	(66)	44%
Acquisition-related costs(f)	(41)	(8)	—%
Certain significant items(g)	(2)	(10)	(80)%
Other unallocated(h)	(243)	(231)	5%
Total Earnings(i)	$1,272	$1,095	16%
* Calculation not meaningful.

(a)	For a description of each segment, see Note 18A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2017.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)
Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health diagnostic business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.

(i)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

16 |